EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following registration statements of our reports dated December 14, 2012, relating to the consolidated financial statements of El Capitan Precious Metals, Inc. (the "Company"), from July 26, 2002 (inception of exploration stage) to September 30, 2012 and the effectiveness of the Company’s internal control over financial reporting as of September 30, 2012, which appears in the Company's Annual Report on Form 10-K for the period ended September 30, 2012:  (i) Form S-8 Registration Statement No. 333-177417, filed with the Securities and Exchange Commission on October 20, 2011, (ii) Form S-8 Registration Statement No. 333-161486, filed on August 21, 2009, (iii) Form S-8 Registration Statement No. 333-146788, filed on October 18, 2007, (iv) Form S-8 Registration Statement No. 333-126697, filed on July 19, 2005, and (v) Form S-3 Registration Statement No. 333-175038, filed on June 21, 2011.

/s/  MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 14, 2012